Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made as of November 14, 2005 (the "Effective Date"), by and between Analog Devices, Inc., a Massachusetts corporation (the "Corporation"), and Jerald G. Fishman (the "Executive").

     The Corporation, on behalf of itself and its shareholders, wishes to continue to retain the Executive as an integral part of the management of the Corporation.

     IT IS, THEREFORE, AGREED:

     1. Term of Agreement. The term of this Agreement shall commence as of the Effective Date and, subject to Sections 4 and 9.9, expire on November 14, 2010; provided that such initial term may be extended by mutual written agreement of the Executive and the Company for successive one-year periods following the expiration of the initial term or any extension thereof, as the case may be (such term, as it may be extended, the "Employment Period").

     2.   Position and Duties.

          2.1. The Corporation hereby agrees to continue to employ Executive as President and Chief Executive Officer of the Corporation. Executive shall report to the Board of Directors of the Corporation (the "Board") and shall have such authority, duties and responsibilities as shall be consistent with those of the president and chief executive officer of a publicly traded corporation.

          2.2. Executive hereby accepts such continued employment and agrees to continue to undertake the duties and responsibilities set forth in Section 2.1. Executive shall devote his full business time and attention to the business of the Corporation during the Employment Period, provided, however, that Executive may (i) serve on civic, educational, philanthropic or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements and (iii) serve on the boards and committees of other companies with the prior approval of the Board.

     3.   Compensation.

          3.1. Base Salary. During the Employment Period, the Corporation shall pay to Executive a base salary at an annual rate equal to $930,935 for each year of the Employment Period, as adjusted below ("Base Salary"), payable in accordance with the regular pay policy of the Corporation. During the Employment Period, Base Salary may be increased, but not decreased, at the discretion of the Board or the Compensation Committee thereof, provided that the Board or Compensation Committee may decrease the Base Salary to the extent such decrease is consistent with a salary reduction generally applicable to the executive officers of the Corporation.


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          3.2. Bonus. During the Employment Period, Executive shall be entitled to an annual bonus of up to such amount, and based on such performance objectives, as shall be established by the Compensation Committee of the Board. The performance objectives shall be reasonably achievable and shall be consistent with the business objectives of the Corporation.

          3.3. Welfare Benefit Plans, Etc. During the Employment Period, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive benefits under each welfare benefit, savings, retirement and similar plan of the Corporation generally available to executives of the Corporation, including, without limitation, all medical, prescription, dental, disability, life, accidental death and travel accident insurance plan and programs of the Corporation.

          3.4. Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in the performance of his duties hereunder, subject to the submission of such written documentation as the Corporation may reasonably require in accordance with its standard expense reimbursement practices and policies.

          3.5. Vacation. During the Employment Period, Executive shall be entitled to five weeks per fiscal year of paid vacation.

          3.6. Equity Incentives. For each fiscal year during the Employment Period, the Executive shall be entitled to receive annual equity awards under the Corporation's equity incentive program in amounts and of a type to be determined by the Board or Compensation Committee of the Board.

          3.7. Long-Term Retention Arrangement. The Compensation Committee of the Board and the Executive shall, as soon as practicable after the Effective Date, seek to establish a long-term equity and/or cash retention arrangement for Executive upon such terms as may be agreed upon by the Executive and the Compensation Committee of the Board.

          3.8. Other. The Corporation shall reimburse Executive for up to $50,000 of his documented expenses incurred each year for financial, tax and estate planning services.

     4. Termination. This Agreement, and Executive's employment hereunder, shall terminate under the following circumstances:

          4.1. Death or Disability. This Agreement and the Employment Period shall terminate automatically upon Executive's death. The Corporation may terminate this Agreement, after having established Executive's Disability, by giving to Executive written notice of its intention to terminate Executive's employment. In such a case, Executive's employment with the Corporation shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"),


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               provided that, within 180 days after such receipt, Executive shall not have returned to full performance of Executive's duties. For purposes of this Agreement, "Disability" means personal injury, illness or other cause which, after the expiration of not less than 180 days after its commencement, renders Executive unable to perform his duties with substantially the same level of quality as immediately prior to such incident and such disability is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          4.2. With or Without Cause. The Corporation may terminate Executive's employment with or without "Cause." The Employment Period shall immediately end upon a termination by the Corporation with Cause. For purposes of this Agreement, "Cause" means (i) the willful and continued failure of Executive to perform substantially his duties with the Corporation (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, (ii) the willful engaging by Executive in gross and reckless negligence which materially and adversely affects the Corporation's business;
               (iii) Executive's willful engaging in conduct that is materially injurious to the Corporation; (iv) Executive's conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony, or (v) a material breach of any of Executive's obligations not to compete with the Corporation or to maintain the confidentiality of its confidential and proprietary information.

               For purpose of this Section 4.2, no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duty adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Corporation. Cause shall not exist unless and until (a) in the event of any Cause defined and clauses (i), (ii), (iii) and (v) above, a written noticed has been provided to the Executive by the Board specifically identifying the Cause that is the basis for the Board's determination and Executive has failed to cure or remedy the action or omission so identified within a period of 30 days after Executive's receipt of such notice (unless the action or omission is of a nature that it cannot be cured or remedied), and (b) the Corporation has delivered to Executive, along with the Notice of Termination for Cause, a copy of a resolution duly adopted by the Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity


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               for Executive, together with counsel, to be heard before the
               Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) to (v) above has occurred and specifying the particulars thereof in detail. If the Board does not notify Executive that any occurrence or event shall constitute "Cause" within sixty (60) days following the Board's first knowledge of such occurrence or event, such occurrence or event shall not constitute Cause under this Agreement. Any events, facts or circumstances known to the Board that have occurred prior to the Effective Date, and any consequences thereof (whether before or after the Effective Date), shall not constitute "Cause" under this Agreement.

          4.3. With or Without Good Reason. Executive's employment may be terminated by Executive with or without Good Reason. The Employment Period shall immediately end upon a termination by Executive without Good Reason. For purposes of this Agreement, "Good Reason" means:

               (i) (a) the assignment to Executive of any duties inconsistent in any material respect with his position as Chief Executive Officer of the Corporation or any other action by the Corporation that results in a material diminution in his authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Corporation properly after receipt of notice thereof given by Executive to the Board, or (b) a material and adverse change in Executive's titles or offices (including his position as President and Chief Executive Officer) with the Corporation;

               (ii) any failure by the Corporation to comply in any material respect with any of the provisions of Section 3 of this Agreement;

               (iii) the Corporation requiring Executive to be based at any office or location more than 50 miles from Norwood, Massachusetts, or requiring Executive to travel in the performance of his duties significantly more extensively than the customary travel requirements of Executive as of the Effective Date;

               (iv) any purported termination by the Corporation of Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or

               (v)  any failure by the Corporation to comply with and satisfy
                    Section 8.3 of this Agreement by causing any successor to the Corporation to expressly assume and agree to perform this Agreement with Executive, to the full extent set forth in said Section 8.3;


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Notwithstanding the foregoing, a termination by Executive with Good Reason shall be effective only if, within 30 days following the delivery of a Notice of Termination for Good Reason by Executive to the Corporation, the Corporation has failed to cure the circumstances giving rise to Good Reason to the reasonable satisfaction of Executive.

          4.4. Expiration of the Employment Period. This Agreement shall terminate upon the expiration of the Employment Period.

          4.5. Notice of Termination. Any termination by the Corporation with or without Cause or by Executive with or without Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9.6 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the proposed termination date.

     5.   Obligations of the Corporation Upon Termination.

          5.1. Death. If Executive's employment is terminated by reason of Executive's death, the Corporation shall:

               a. pay Executive's estate, to the extent not previously paid, Executive's Base Salary, and accrued vacation pay, through the date of termination; and

               b. provide those death benefits to which Executive is entitled at the date of Executive's death under any death benefit plans, policies or arrangements of the Corporation.

          5.2. Disability. If Executive's employment is terminated by reason of Executive's disability, the Corporation shall: a. pay to Executive, to the extent not previously paid, Executive's Base Salary, and accrued vacation pay, through the date of termination; and

               b. provide those benefits to which Executive is then entitled under any disability plan, policies or arrangements of the Corporation.

          5.3. Cause or Without Good Reason. If Executive's employment shall be terminated (i) by the Corporation with Cause, or (ii) by Executive without Good Reason, the Corporation shall pay Executive his Base Salary through the date of termination and any accrued vacation pay, and shall have no further obligations to Executive under this Agreement.


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          5.4. Without Cause or With Good Reason. If Executive's employment shall be terminated (i) by the Corporation without Cause, or (ii) by Executive with Good Reason, the Corporation shall:

               a. pay to Executive, to the extent not previously paid, Executive's Base Salary, and accrued vacation pay, through the date of termination;

               b. pay Executive, in a lump sum in cash, within thirty (30) days after the date of termination, an amount equal to (i) his Base Salary at the time of termination plus his Target annual bonus (i.e., the agreed upon percentage of his Base Salary) for the fiscal year in which termination occurs, multiplied by (ii) a number equal to the lesser of (A) three
                    (3) and (B) the number of full years (plus a fraction representing any partial year) remaining in the Employment Period immediately prior to such termination.

               c. provide to Executive the medical and dental benefits, or payment in lieu of such benefits, available to Executive immediately prior to such termination, for the remainder of the Employment Period (notwithstanding the termination thereof by reason of this Section 5).

               In addition, upon any termination of Executive's employment during the Employment Period in accordance with this Section 5.4, all then unvested outstanding stock options to purchase common stock of the Corporation held by Executive shall become fully vested and exercisable in full.

     6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive (whether cash or equity based, or otherwise) or other plan or program provided by the Corporation or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Corporation. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the date on which Executive's employment is terminated shall be payable in accordance with such plan or program. Anything herein to the contrary notwithstanding, if Executive becomes entitled to payments pursuant to Section 5 hereof, the Executive agrees to waive payments under any severance plan or program of the Corporation.

     7.   Noncompetition; Nondisclosure; Nonsolicitation.

          7.1. Executive hereby covenants and agrees that, during the period of Executive's employment with the Corporation and for two years thereafter (the "Covenant Period"), he shall not, without the prior written consent of the Corporation, engage in Competition (as defined below) with the Corporation. For purposes of this Agreement, if Executive takes any of the following actions he shall be engaged in "Competition": engaging in or carrying on,


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               directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in any business operating within the United States of America, which is involved in business activities which are the same as, similar to or in competition with the principal business activities carried on by the Corporation, or being definitely planned by the Corporation, at the time of the termination of the Executive's employment; provided,, however, that "Competition" shall not include (i) the passive ownership of securities in any public enterprise and exercise of rights related thereto, so long as such securities represent no more than five percent of the voting power of all securities of such enterprise or (ii) the indirect ownership of securities through ownership of shares in a registered investment company.

          7.2. Executive shall not, without the Corporation's prior written consent, disclose or use any non-public confidential information of or relating to the Corporation, whether disclosed to or learned by Executive during the course of his employment or otherwise, so long as such information is not publicly known or available, except for such disclosures as are required by law or in connection with Executive's performance of services to the Corporation hereunder. Executive further agrees that he shall not make any statements at any time that disparage the reputation of the Corporation or any of its affiliates. For purposes of this
               Section 7, the term "affiliate" of the Corporation means the Board, any and all Committees of the Board (the "Committees") and any and all individual members of either the Board or any of the Committees, in their capacity as such, and any employee or officer of the Corporation.

          7.3. Executive hereby covenants and agrees that, during the Covenant Period, he shall not: (A) attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, (i) any customer of the Corporation to give up, or to not commence, a business relationship with the Corporation and
               (ii) any employee of the Corporation to cease such employment, or
               (B) hire, or assist any other person in hiring, any person who voluntarily ceased being an employee of the Company within six months prior to such hiring.

          7.4. Executive agrees that all processes, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Employment Period shall belong to the Corporation, provided that such Inventions grew out of Executive's work for the Corporation, are related in any manner to the business (commercial or experimental) of the Corporation or are conceived or made on the Corporation's time or with the use of the Corporation's facilities or materials. Executive shall further: (a) promptly disclose such Inventions to the Corporation; (b) assign to the Corporation, without additional compensation, all patent and


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               other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the status of Executive as the inventor of such Inventions. Executive agrees mat he will not assert any rights to any Invention as having been made or acquired by him prior to the Effective Date, except for Inventions, if any, disclosed to the Corporation in writing prior to the Effective Date.

          7.5. Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his obligations under Section 7 of this Agreement would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his violation of any provision of Section 7 of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

          7.6. Executive acknowledges and agrees that the covenants set forth in
               Section 7 of this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          7.7. Executive understands that the provisions of Section 7 of this Agreement may limit his ability to earn a livelihood in a business similar to the business of the Corporation but he nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Corporation, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to Executive, and (v) the consideration provided hereunder is sufficient to compensate Executive for the restrictions contained in Section 7 of this Agreement. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 7 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

          7.8. If Executive violates any of the restrictions contained in
               Section 7 of this Agreement, the restrictive period shall not run in favor of the Executive from the time of the commencement of


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               any such violation until such time as such violation shall be cured by the Executive to the satisfaction of the Corporation.

     8.   Successors.

          8.1. This Agreement is personal to Executive and without the prior written consent of the Corporation shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          8.2. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

          8.3. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.   Miscellaneous.

          9.1. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws. The parties hereto agree that exclusive jurisdiction of any dispute regarding this Agreement shall be the state or federal courts located in Boston, Massachusetts.

          9.2. In the event of any termination of Executive's employment hereunder, Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Corporation under this Agreement, and there shall be no offset against amounts due Executive under this Agreement on account of amounts purportedly owing by Executive to the Corporation. Any amounts due to Executive under this Agreement upon termination of employment are considered to be reasonable by the Corporation and are not in the nature of a penalty.

          9.3. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          9.4. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.


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          9.5. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or nationally recognized overnight courier service, addressed as follows:

               If to Executive:
               ----------------

                       Jerald G. Fishman
                       c/o Analog Devices, Inc.
                       One Technology Way
                       Norwood, MA  02062

               If to the Corporation:
               ----------------------

                       Analog Devices, Inc.
                       One Technology Way
                       Norwood, MA  02062

               or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          9.6. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.7. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. To the extent that any amount subject to Section 409A of the Internal Revenue Code is to be paid or provided to Executive in connection with a separation from service at a time when Executive is considered a specified employee within the terms of said Section 409A, then such payment shall not be made until the date (the "Payment Date") that is six months and one day after such separation from service (the "Six Month Period"). All amounts which would have been paid during such Six Month Period will be paid in a lump sum on such Payment Date.

          9.8. This Agreement contains the entire understanding of the Corporation and Executive with respect to the subject matter hereof and supercedes all prior agreements or commitments relating thereto, including without limitations the letter agreement dated June 21, 2000 between Executive and the Corporation, but excluding the Employee Retention Agreement dated January 16, 1989 (the "Retention Agreement"), which shall remain in full force and effect.

          9.9. The Retention Agreement shall remain in full force and effect, subject to the following: (a) in the event of any termination of employment of the Executive following a Change in Control (as defined in the Retention Agreement) that gives rise to any payments under Section 5(c) of the Retention Agreement that are greater than the payments provided for in this Agreement, the


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               provisions of Sections 5(c) and 5(d) of the Retention Agreement
               shall supercede the provisions of Section 5.4 hereof (other than the last sentence of Section 5.4), and (b) in the event of any termination of employment of the Executive following a Change of Control that gives rise to any payments under Section 5(c) of the Retention Agreement that are less than the payments provided for in this Agreement, the provisions of this Agreement shall supersede Section 5(c) of the Retention Agreement and such payments under this Agreement shall be considered "Severance Payments" for purposes of Section 5(d) of the Retention Agreement.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                               By: /s/ Jerald G. Fishman
                                   ---------------------------------------------
                               Jerald G. Fishman


                               ANALOG DEVICES, INC.


                               By: /s/ Ray Stata
                                   ---------------------------------------------

                               Title:   Chairman of the Board


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